                                                                     EXHIBIT 4.7

                            STOCKHOLDERS AGREEMENT
                            ----------------------

     STOCKHOLDERS AGREEMENT, dated as of September 14, 1999, by and among Satyam Infoway Limited (the "Company"), Satyam Computer Services Limited ("SCSL") and
                      -------                                       ----
Sterling Commerce, Inc. ("Sterling Commerce").
                          -----------------

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, in connection with the issuance and sale by the Company, and purchase by Sterling Commerce, of 481,000 Equity Shares of the Company, the parties desire to enter into this agreement (the "Agreement");
                                                  ---------

     WHEREAS, this Agreement shall become effective (the "Effective Date") on
                                                          --------------
the date of, and simultaneously with, the closing under the Stock Purchase Agreement by and between the Company and Sterling Commerce relating to the issue and sale of the Equity Shares to Sterling Commerce (the "Stock Purchase
                                                         --------------
Agreement");
---------

     WHEREAS, on the Effective Date SCSL shall beneficially own 12,379,800 Equity Shares of the Company; and

     WHEREAS, the parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of Equity Shares by SCSL and Sterling Commerce and to provide for certain rights and obligations in respect to the Equity Shares and the Company as hereinafter provided.

     NOW THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1  Definitions.  As used in this Agreement, the following terms
                  -----------
have the following meanings:

     "ADS" shall have the meaning set forth in Section 3.1.
      ---

     "Agreement" shall have the meaning set forth in the preamble.
      ---------

     "Affiliate" shall mean, with respect to any specified Person, any other
      ---------
Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. Without limiting the foregoing, (i) all directors and officers of a Person that is a corporation, and all managing members of a Person that is a limited liability company, shall be deemed Affiliates of such Person for all purposes hereunder, and (ii) in the case of an individual, Affiliate shall include (a) members of such specified Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (b) trusts, the trustee and all beneficiaries of which are such specified Person or members of such Person's immediate family as determined in accordance with the foregoing clause (a).

     "Affiliate Transaction" shall mean (i) any sale, lease, transfer or other
      ---------------------
disposition by the Company or its subsidiaries of any of their respective properties or assets to, (ii) any purchase of property or assets by the Company or its subsidiaries from, (iii) any investment by the Company or its subsidiaries in, (iv) any agreement (including without limitation, the Formation Documents, and including any amendments, supplements or any other modifications to such agreements) by the Company or its subsidiaries with or for the benefit of, or (v) any other transaction between the Company or its subsidiaries with SCSL, any of its Affiliates or any other Affiliate of the Company.

     "Board Observer" shall have the meaning set forth in Section 4.1(a).
      --------------

     "Board of Directors" shall mean the Board of Directors of the Company.
      ------------------

     "Business Day" shall mean a day other than a Saturday or Sunday or any
      ------------
holiday on which banks are permitted to be closed in New York, New York or Chennai, India.

     "Company" shall have the meaning set forth in the preamble.
      -------

     "Effective Date" shall have the meaning set forth in the recitals.
      --------------

     "Equity Shares" shall mean the equity shares, par value Rs.10 per share, of
      -------------
the Company.

     "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as
      ------------
amended, and the rules and regulations thereunder.

     "General  Committee" shall have the meaning set forth in Section 4.1(b).
      ------------------

     "Initial Public Offering" shall mean the initial primary Public Offering of
      -----------------------
equity securities by the Company (other than (i) pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable exclusively under the Company's Stock Option Plan, or (ii) pursuant to a merger, consolidation or reorganization).

     "Pecuniary Interest" in any security shall mean the opportunity, directly
      ------------------
or indirectly, to profit or share in any profit derived from a transaction in such security.

     "Permitted Exchange" shall mean the New York Stock Exchange, the American
      ------------------
Stock Exchange or the Nasdaq Stock Market National Market System.

     "Permitted Transferee" shall mean, with respect to any Person, any
      --------------------
Affiliate of such Person.

     "Person" shall mean an individual or a corporation, partnership, limited
      ------
liability company, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Proposed Purchaser" shall mean a Person or group of Persons to which SCSL
      ------------------
proposes to Transfer Equity Shares in accordance with Section 2.4.

     "Public Offering" shall mean any underwritten public distribution of equity
      ---------------
securities of the Company in the United States pursuant to an effective registration statement under the Securities Act.

     "Qualified IPO" shall mean an Initial Public Offering in which (i) the
      -------------
gross proceeds from the shares of Equity Shares sold are at least $20 million, and (ii) immediately after such offering the Equity Shares, or American Depositary Shares representing the Equity Shares, are listed for trading on a Permitted Exchange.

     "Registration Rights Agreement" shall mean that certain Registration Rights
      -----------------------------
Agreement, dated as of the date hereof, by and among the Company, South Asia Regional Fund and Sterling Commerce.

     "Rule 144 Open Market Transaction" shall mean any bona fide public sale of
      --------------------------------
securities in an open market transaction under Rule 144 of the Securities Act (or any successor rule) if such sale is in compliance with the requirements of paragraphs (c), (d), (e), (f) and (g) or paragraph (k) of such rule.

     "Securities Act" shall mean the U.S. Securities Act of 1933, as amended,
      --------------
and the rules and regulations thereunder.

     "Similarly Situated Investor" shall mean any stockholder of the Company
      ---------------------------
which is entitled to designate any member of, or observer to, the Board of Directors.

     "Stock Purchase Agreement" shall have the meaning set forth in the
      ------------------------
recitals.

     "Tag-Along Notice" shall have the meaning set forth in Section 2.4(c).
      ----------------

     "Tag-Along Sale" shall mean a Transfer of SCSL's Pecuniary Interest in
      --------------
Equity Shares resulting in SCSL holding less than 51% of the issued and outstanding Equity Shares, including, without limitation, by means of such SCSL's Transfer of an interest in any Person owning such Equity Shares.

     "Third Party" shall mean any prospective purchaser of Equity Shares (that
      -----------
is not an Affiliate or Permitted Transferee of the transferor) in an arm's length purchase from such transferor.

     "Transfer" shall mean (i) when used as a noun: any direct or indirect
      --------
transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition and (ii) when used as a verb: to directly or indirectly transfer, sell, assign, pledge, hypothecate, encumber or otherwise dispose of.

     "Transferee" shall mean any Person to whom Equity Shares have been
      ----------
Transferred in compliance with the terms of this Agreement.

     "Transfer Allotment" shall mean the product of (i) the total number of
      ------------------
Equity Shares proposed to be Transferred in such Tag-Along Sale multiplied by
(ii) a fraction, the numerator of which is the total number of Equity Shares owned by Sterling Commerce and its Affiliates as of the close of business on the second day immediately preceding the mailing date of the Transfer Notice and the denominator of which is the total number of Equity Shares then owned by SCSL and Sterling Commerce and its Affiliates.

     "Transfer Date" shall have the meaning set forth in Section 2.4(b).
      -------------

     "Transfer Notice" shall have the meaning set forth in Section 2.4(b).
      ---------------

                                  ARTICLE II

                           RESTRICTIONS ON TRANSFERS

     Section 2.1  Transfers in Contravention of this Agreement.  Any attempt to
                  --------------------------------------------
Transfer, or purported Transfer of, any Equity Shares in violation of the terms of this Agreement shall be null and void and neither the Company nor any transfer agent shall register upon its books any such Transfer. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company.

     Section 2.2  Transfers.  (a) Subject to Section 2.4, Sterling Commerce
                  ---------
shall not Transfer any Pecuniary Interest in any Equity Shares for a period of 180 days commencing on the Effective Date, except Transfers to a wholly-owned subsidiary or parent corporation.

     (b) In the event of a Qualified IPO, neither Sterling Commerce nor SCSL shall Transfer any Equity Shares for a period (the "Lockup Period") commencing
                                                    -------------
on the date on which such Qualified IPO is consummated, provided that all (i) members of the Board of Directors, (ii) Affiliates of members of the Board of Directors, which Affiliates own Equity Shares and (iii) Similarly Situated Investors agree to a substantially identical lockup. The length of the Lockup Period shall be determined by the Company, after consultation with the underwriters in connection with the Qualified IPO, but in no event shall be longer than 180 days.

     (c) Neither Sterling Commerce nor SCSL shall Transfer any Equity Shares (other than Transfers (1) to the Company, (2) to any Affiliate, (3) pursuant to a merger or consolidation involving the Company or the sale of all or substantially all of the outstanding Equity Shares or (4) Transfers constituting a bona fide public distribution pursuant to (x) any registration statement filed under the Securities Act or any Public Offering or (y) Rule 144 Open Market Transactions) unless (i) the certificates representing such Equity Shares issued to the Transferee bear the legend provided in Section 2.3, if required by such Section, and (ii) the Transferee (if not already a party hereto) has executed and delivered to each other party hereto, as a condition precedent to such Transfer, an instrument or instruments, reasonably satisfactory to such parties, confirming that the Transferee agrees to be bound by the terms of this Agreement in the same manner as such Transferee's transferor, except as otherwise specifically provided in this Agreement.

     Section 2.3  Legend.  Sterling Commerce hereby agrees that each outstanding
                  ------
certificate representing Equity Shares issued to it, or any certificate issued in exchange for any similarly legended certificate (including any related depositary receipt), shall, unless sold in a transaction pursuant to Section 2.2(c)(1), (2), (3) or (4), bear a legend reading substantially as follows:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS OF ANY STATE WITHIN THE UNITED STATES, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE HOLDER OF THESE SECURITIES MAY BE REQUIRED TO DELIVER TO THE COMPANY, IF THE COMPANY SO REQUESTS, AN OPINION OF COUNSEL (REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY) TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (OR QUALIFICATION UNDER STATE SECURITIES LAWS) IS AVAILABLE WITH RESPECT TO ANY TRANSFER OF THESE SECURITIES THAT HAS NOT BEEN SO REGISTERED (OR QUALIFIED).

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ALSO ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OBLIGATIONS, TO WHICH ANY TRANSFEREE AGREES BY HIS ACCEPTANCE HEREOF, AS SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED AS OF SEPTEMBER 14, 1999. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT AND BY AN AGREEMENT OF THE TRANSFEREE TO BE BOUND BY THE RESTRICTIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT. THE COMPANY WILL MAIL A COPY OF SUCH STOCKHOLDERS AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE WITHIN FIVE (5) DAYS AFTER THE COMPANY'S RECEIPT OF A WRITTEN REQUEST THEREFOR.

     Section 2.4  Tag-Along Rights.  (a) In the event that SCSL proposes to
                  ----------------
effect a Tag-Along Sale, SCSL shall afford Sterling Commerce the opportunity to participate therein in accordance with this Section 2.4.

     (b) With respect to each Tag-Along Sale, Sterling Commerce shall have the right to Transfer, at the same price and upon identical terms and conditions as such proposed Transfer (except as set forth below), the number of Equity Shares owned by Sterling Commerce equal to the Transfer Allotment; provided, however, that in the event of a Tag-Along Sale pursuant to a Transfer by SCSL of an interest in a Person that directly or indirectly owns Equity Shares, the price and other terms and conditions of such Tag-Along Sale applicable to Sterling Commerce shall as closely approximate those of the proposed Transfer as is reasonably practicable.

     At the time any Tag-Along Sale is proposed, SCSL shall give written notice to Sterling Commerce of its right to sell Equity Shares hereunder (the "Transfer
                                                                        --------
Notice"), which notice shall identify the Proposed Purchaser and state
------
the number of Equity Shares proposed to be Transferred, the proposed offering price (including the form and terms of any non-cash consideration to be received in connection therewith), the proposed date of any such Transfer (the "Transfer
                                                                       --------
Date") and any other material terms and conditions of the proposed Transfer.
----
The Transfer Notice shall also contain a complete and correct copy of any offer to, or agreement with, SCSL by the Proposed Purchaser to purchase such Equity Shares. SCSL shall use its reasonable best efforts to deliver the Transfer Notice at least 30 days prior to the Transfer Date and in no event shall SCSL provide such Transfer Notice later than 21 days prior to the Transfer Date.

     (c) If Sterling Commerce wishes to participate in the Tag-Along Sale, it shall provide written notice (the "Tag-Along Notice") to SCSL no less than seven
                                   ----------------
days prior to the Transfer Date. The Tag-Along Notice shall set forth the number of Equity Shares that Sterling Commerce elects to include in the Transfer, which shall not exceed the Transfer Allotment; provided that the failure of Sterling Commerce to correctly specify a number of Equity Shares not exceeding the Transfer Allotment shall not affect the rights Sterling Commerce may otherwise have under this Section 2.4. Any Tag-Along Notice given by Sterling Commerce shall constitute its binding agreement to sell such Equity Shares on the terms and conditions applicable to the Transfer.

     If a Tag-Along Notice is not received by SCSL from Sterling Commerce prior to the seven-day period specified above, SCSL shall have the right to sell or otherwise Transfer the number of Equity Shares specified in the Transfer Notice to the Proposed Purchaser specified in the Transfer Notice without any participation by Sterling Commerce, but only on terms and conditions with respect to the consideration paid by the Proposed Purchaser no more favorable (and other material terms and conditions which a reasonable investor would consider significant to the decision to include Equity Shares in the Transfer no more favorable in any material respect) to the Proposed Purchaser than as stated in the

Transfer Notice to Sterling Commerce, and only if such Transfer occurs on a date within 60 Business Days of the Transfer Date.

     (d) The provisions of this Section 2.4 shall not apply to any Transfers (i) by SCSL to a Permitted Transferee of SCSL (provided that such Permitted Transferee has agreed to be bound by this Agreement as contemplated by Section
2.2 hereof), (ii) pursuant to a Public Offering, or (iii) pursuant to a Rule 144 Open Market Transaction of which Sterling Commerce has been provided at least two Business Days prior written notice.

     (e) The parties acknowledge that South Asia Regional Fund has transfer rights pursuant to Article 14 of the Share Subscription and Shareholders' Agreement, dated as of February 5, 1999, by and among the Company, SCSL, South Asia Regional Fund and Mr. B. Ramalinga Raju, which provides, among other things, that SCSL shall not be entitled to transfer any Equity Shares to a buyer unless it shall have first procured that the buyer makes a written offer to purchase all of the Equity Shares held by South Asia Regional Fund.

     Section 2.5  Deliveries at Closing; Method of Payment of Purchase Price.
                  ----------------------------------------------------------
SCSL and Sterling Commerce, as applicable, shall deliver to the Proposed Purchaser, against delivery of the purchase price for the Equity Shares being sold by it, (i) certificates appropriately endorsed and representing the Equity Shares being sold, free and clear of any lien, claim or encumbrance, and (ii) such other documents, including, without limitation, executed stock powers and evidence of ownership and authority, as the purchasers may reasonably request.


                                  ARTICLE III

                             ADDITIONAL AGREECMENTS

     Section 3.1 In connection with a Qualified IPO, at such time as a market is created in the United States for American Depositary Shares ("ADSs")
                                                              ----
representing Equity Shares, the Company and Sterling Commerce will use their respective reasonable best efforts to obtain all Government of India and other approvals required for Sterling to deposit the Equity Shares acquired by it from the Company with the depositary and receive in exchange therefor American Depositary Receipts evidencing ADSs.


                                   ARTICLE IV

                        CORPORATE GOVERNANCE AND VOTING

     Section 4.1  Boards of Directors.  (a) Sterling Commerce shall not be
                  -------------------
entitled to designate any members of the Board of Directors by virtue of this Agreement. For so long as Sterling Commerce owns at least 2.0% of the issued and outstanding Equity Shares, Sterling Commerce shall be entitled to designate one non-voting observer to the Board of Directors (the "Board Observer"),
                                                        --------------
provided that the Board Observer shall at all times be a senior officer of Sterling Commerce reasonably acceptable to the Chief Executive Officer of the Company. The Board Observer shall be entitled to all of the rights and privileges of members of the Board of Directors, including without limitation, access to all information to which members of the Board of Directors have access, except that (i) the Board Observer shall not be entitled to vote on any matter brought before the Board of Directors, (ii) the Board Observer shall be excluded from any portion of any meeting, at the good faith discretion of the Chief Executive Officer of the Company or the Chairman of the Board of Directors, to protect the competitive interests of the Company or where a conflict of interest exists, including, without limitation, matters relating to the relationship between the Company and Sterling Commerce, (iii) if the Company has been advised by outside counsel that providing certain information to Board Observers would be reasonably likely to cause such information to be not subject to an applicable attorney-client or similar privilege, the Company shall be entitled to withhold such information from the Board Observer, and (iv) upon request, the Board Observer shall execute a confidentiality agreement in customary form with respect to information obtained in his or her capacity as a Board Observer.

     (b) The Board Observer shall be entitled to observe meetings of Committees of the Board of Directors, which committees (the "General Committees") have been
                                                  ------------------
delegated general authority by the Board of Directors, including, without limitation, any Executive Committee. The Company agrees to inform promptly Sterling Commerce of business conducted by committees of the Board of Directors other than General Committees.

     (c) The Board Observer shall be provided advance notice of all meetings of the Board of Directors and General Committees, such notice to be given in the same manner as the notice given to the members of the Board of Directors or General Committees, as applicable.

     Section 4.2  Action by the Board of Directors. (a) Prior to the
                  --------------------------------
consummation of a Qualified IPO, no consent or approval of Sterling Commerce shall be required in connection with the making of any decision, or the taking of any action, by the Board of Directors, including, without limitation, any future equity financing at a price per Equity Share equal to or greater than the purchase price paid by Sterling Commerce provided that the rights to transfer or otherwise dispose of, and registration rights and other liquidity rights with respect to, Equity Shares of the then existing stockholders of the Company are diluted on a pro rata basis.

     (b) Prior to the consummation of a Qualified IPO, the Company shall not take, or agree to take, any action regarding the following matters without the consent of at least 71%, or such higher percentage as may be required by applicable law, of the issued and outstanding Equity Shares:

         (i) any amendment to the Company's Memorandum or Articles of Association;

         (ii) issuing to any Person more than 100,000 Equity Shares, or any options, warrants or other rights to acquire more than 100,000 Equity Shares, except for (x) a Qualified IPO, (y) issuances to a Person which provides content and/or infrastructure to the Company for use in the Company's business or (z) compensatory employee benefits plans,

         (iii) declaring or paying dividends on, or making distributions with respect to, any Equity Shares;

         (iv) any merger, consolidation or other sale of the Company, including any sale or other transfer of all or a material portion of the Company's assets;

         (v)   making loans in excess of U.S.$1.0 million in the aggregate;

         (vi) any entry into any business which is unrelated to the Company's existing business;

         (vii) any Affiliate Transaction in excess of U.S. $60,000, other than compensation of executive officers approved by the Board of Directors; and

         (viii) any material change in the Company's accounting policies, other than changes required to comply with generally accepted accounting principles.


                                   ARTICLE V

                                  TERMINATION

     Section 5.1  Termination.  Except as otherwise provided herein with
                  -----------
respect to certain specific provisions, this Agreement shall terminate upon the earlier to occur of:

         (i)   the mutual agreement of the parties hereto,

         (ii) the date on which Sterling Commerce (or its Permitted Transferees) ceases to own any Equity Shares; or

         (iii) on the tenth anniversary of the Effective Date.


                                   ARTICLE VI

                                 MISCELLANEOUS

     Section 6.1  No Inconsistent Agreements. Except for the Share Subscription
                  --------------------------
and Shareholders' Agreement, dated as of February 5, 1999, by and among the Company, SCSL, South Asia Regional Fund and Mr. B. Ramalinga Raju, as amended, each party represents and agrees that, as of the Effective Date, there is no, and from and after the Effective Date they will not enter into any, agreement (written or oral) that is inconsistent in any material respect with this Agreement.

     Section 6.2  Recapitalization, Exchanges, etc. If any capital stock or
                  --------------------------------
other securities are issued in respect of, in exchange for, or in substitution of, any Equity Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Equity Shares or any other change in capital structure of the Company, then appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement and the term "Equity Shares" as used herein, shall be deemed to include shares of such capital stock or other securities, as appropriate. Without limiting the foregoing, whenever a particular number of Equity Shares is specified herein, such number shall be adjusted to reflect stock dividends, stock-splits, combinations or other reclassifications of stock or any similar transactions.

     Section 6.3  Successors and Assigns. This Agreement shall be binding upon
                  ----------------------
and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns; provided that (i) neither this Agreement nor any rights or obligations hereunder may be transferred or assigned by the Company (except by operation of law in any merger); (ii) neither this Agreement nor any rights or obligations hereunder may be transferred or assigned by SCSL except to any Person to whom it has Transferred Equity Shares in compliance with this Agreement and who has become bound by this Agreement pursuant to Section
2.2 hereof; and (iii) the rights of the parties under Section 2.4 and Article IV hereof may not be assigned to any Person except as explicitly provided therein. If any party hereto shall acquire additional Equity Shares, such Equity Shares shall, except as otherwise expressly provided herein, be held subject to (and entitled to all the benefits of) all of the terms of this Agreement.

      Section 6.4  No Waivers; Amendments. (a) No failure or delay by any party
                   ----------------------
in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     (b) This Agreement may not be amended or modified, nor may any provision hereof be waived, other than by a written instrument signed by the Company, SCSL and Sterling Commerce.

     Section 6.5  Notices.
                  -------

     All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, telecopier, or overnight air courier guaranteeing next day delivery:

     (a) if to Sterling Commerce, at 4600 Lakehurst Court, Dublin, Ohio 43106, Attention Al Hoover, with a copy (which shall not constitute notice) to Skadden, Arps, Slate, Meagher & Flom, LLP, 919 Third Avenue, New York, New York 10022,
Attention: Eric J. Friedman, Esq;

     (b) if to the Company, at Maansarovar Towers, 271-A, Anna Salai, Teynampet, Chennai - 600 018, India, Attention: R. Ramaraj, with a copy (which shall not constitute notice) to IInd Floor, Mayfair Centre, 1-8-303/36, S.P. Road, Secunderabad - 500 003, India, Attention: R. Ramaraj, with a copy (which shall not constitute notice) to M.G. Ramachandran, B 12 Kalindi Colony, New Delhi - 110 065, India, and to Latham & Watkins, 135 Commonwealth Drive, Menlo Park, California 94025, Attention: Anthony J. Richmond, Esq.;

     (c) if to SCSL, at Mayfair Centre, S P Road, Secunderabad 500 003, India,
Attention: B. Ramalinga Raju.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the addresses to which notices are to be given by giving five days' prior notice of such change in accordance herewith.

     Section 6.6  Inspection. So long as this Agreement shall be in effect, this
                  ----------
Agreement and, amendments hereto and waivers hereof shall be distributed to all parties hereto after becoming effective and shall be available upon the request of any party hereto.

     Section 6.7  Governing Law. This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of India.

     Section 6.8  Section Headings. The section headings contained in this
                  ----------------
Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     Section 6.9  Entire Agreement. This Agreement, together with the Stock
                  ----------------
Purchase Agreement, the Registration Rights Agreement and the other Documents (as defined in the Stock Purchase Agreement), constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes any and all prior agreements and understandings, written or oral, relating, to the subject matter hereof as between the parties hereto. Without limiting the independent obligations of the Company to Sterling Commerce contained herein, the parties acknowledge that the Company and SCSL are parties to the Share Subscription and Shareholders' Agreement, dated as of February 5, 1999, by and among the Company, SCSL, South Asia Regional Fund and Mr. B. Ramalinga Raju.

     Section 6.10  Severability. Any term or provision of this Agreement which
                   ------------
is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

     Section 6.11  Counterparts. This Agreement may be signed in counterparts,
                   ------------
each of which shall constitute an original and which together shall constitute one and the same agreement.

     Section 6.12  Time of Essence.  Time shall be of the essence in this
                   ---------------
Agreement.

     Section 6.13  Arbitration.
                   -----------

     (a) Any and all claims, disputes, questions or controversies involving the parties hereto and arising out of or in connection with this Agreement, or the execution, interpretation, validity, performance, breach or termination hereof (collectively, "Disputes") shall, upon the written request of any party to this
                --------
Agreement, be first referred to senior officers of each party for resolution. The senior officers shall meet immediately and attempt to negotiate a resolution of the Dispute. If such officers, negotiating in good faith, are unable to resolve and settle the dispute within fifteen (15) calendar days after the Dispute is first submitted to them, then any such officer shall be entitled to cause the Dispute to be submitted for settlement pursuant to the terms of
Section 6.13(b).

     (b) Any Dispute which is not settled after an attempt by the parties hereto by amicable negotiation under Section 6.13(a) shall be resolved by final and binding arbitration. The arbitration shall be held in London in accordance with the Rules of the International Chamber of Commerce as then existing and shall be heard and determined by an arbitral tribunal composed of three (3) arbitrators. Each party shall nominate one arbitrator within thirty (30) days after the date on which the Dispute is submitted to arbitration pursuant to this 6.11(b), and both of such arbitrators shall nominate a third arbitrator, who shall serve as the Chairman of such arbitral tribunal, within sixty (60) days after the date on which the Dispute is submitted to arbitration pursuant to this 6.11(b). If any arbitrator has not been named within the time limits specified herein, such appointment shall be made by the International Court of Arbitration of the International Chamber of Commerce, upon the written request of any party, if possible within thirty (30) days of such request. In the event there are more than two parties to a Dispute, whether as claimants or respondents, the procedure for selection of arbitrators remains the same as above, except that each of the multiple claimants and/or respondents shall jointly appoint an arbitrator.

     (c) Neither the existence of any Dispute nor the fact that any arbitration is pending hereunder shall relieve either party hereto of its respective obligations under this Agreement.

     (d) Each party agrees that all of the transactions contemplated by this Agreement shall constitute and shall be deemed to constitute commercial activities. To the extent that any party may be entitled in any jurisdiction whatsoever to claim immunity, whether characterized as sovereign or otherwise, from litigation, execution, set-off, attachment or other legal process of any nature whatsoever, it hereby expressly and irrevocable waives such immunity.

     (e) Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the laws of the place or arbitration and by the United Nations Convention on Recognition and Enforcement of Foreign Arbitral Awards of June 10, 1958. The award shall be final and binding on the parties and judgment upon any award may be entered in any court of competent jurisdiction.

     (f) To the fullest extent permitted by law, the parties hereby waive any rights of appeal to any court of competent jurisdiction with respect to any question of law arising in the course of the arbitration or with respect to any award, whether interlocutory or final. The parties expressly agree that leave to appeal or state a special case under Section 45 or Section 69 of the English Arbitration Act of 1996 shall not be sought with respect to any question of law arising during the course of the arbitration or with respect to any award made. However, the parties do not intent to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of the arbitration proceedings or in connection with the enforcement of any award. Without prejudice to the availability of provisional remedies under the jurisdiction of a competent court, the arbitral tribunal shall have fully authority to grant provisional remedies.

     (g) The arbitral tribunal may consolidate an arbitration arising under or relating to this Agreement, the Stock Purchase Agreement and the Registration Rights Agreement with any other arbitration arising under or relating to any of these agreements, if the subject of the disputes in the arbitrations arises out of or relates essentially to the same set of facts or transactions, and no party would be prejudiced thereby. Such consolidated arbitration(s) shall be determined by the arbitral tribunal appointed for the arbitration proceeding that was commenced first in time.

     (h) The arbitration proceedings conducted pursuant to this Agreement shall be confidential. Neither party shall disclose or permit the disclosure of any information about the evidence adduced or the documents produced by the other party in the arbitration proceedings or about the existence, contents or results of the arbitration without the prior written consent of the other party except as required by law or in the course of a judicial, regulatory or arbitration proceeding, as may be requested or required by a governmental authority or as required for the enforcement of an arbitral award. Before making any disclosure permitted by the preceding sentence, the party intending to make such disclosure shall give the other party reasonable written notice of the intended disclosure and afford the other party a reasonable opportunity to protect its interests.

     Section 6.14  Specific Performance.
                   --------------------

     The parties hereto agree that the provisions of this Agreement are reasonable and necessary to protect the interests of the parties and that the parties' remedies at law for breach of any of the provisions of this Agreement will be inadequate and that, in connection with any such breach, the parties will be entitled, in addition to any other remedies (whether at law or in equity), to temporary and permanent injunctive relief in accordance with applicable law.


                            (Signature pages follow)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              SATYAM INFOWAY LIMITED


                              By:/s/ R. Ramaraj
                                 ---------------------------
                              Name:   R. Ramaraj
                              Title:  Managing Director

                              Witnessed by:



                              /s/ K. Thiagarajan
                              ------------------------------
                              Name:  K. Thiagarajan
                              Title: General Manager - Finance



                              SATYAM COMPUTER SERVICES LIMITED


                              By: /s/ B. Ramolings Raju
                                 ------------------------------
                              Name:   B. Ramolings Raju
                              Title:  Chairman

                              Witnessed by:



                              /s/ V. Seegharanian
                              ---------------------------------
                              Name:  V. Seegharanian
                              Title: Manager



                              STERLING COMMERCE, INC.


                              By: /s/ Albert K. Hoover
                                 ------------------------------
                              Name:   Albert K. Hoover
                              Title:  Senior Vice President and General Counsel

                              Witnessed by:



                              /s/ Shelly R. Boggs
                              ---------------------------------
                              Name:  Shelly R. Boggs
                              Title: Legal Administrative Assistant